Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2022 relating to the financial statements of ViewRay, Inc. and subsidiaries (“the Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
Denver, Colorado
June 14, 2022